UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

___________

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)
8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, John H. Rust, Jr., a director of Cardinal Financial Corporation (the “Company”), announced that, due to new demands on his time from other responsibilities, he will not stand for re-election at the 2009 Annual Meeting of Shareholders of the Company.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 25, 2009, in connection with Mr. Rust’s announcement that he would not stand for re-election to the Board of Directors of the Company, the Board of Directors authorized an amendment to the Company’s bylaws (the “Bylaws”). The amendment will revise Section 2.2 of the Bylaws to decrease the size of the Company’s Board of Directors from twelve (12) to eleven (11) directors. The amendment will not become effective until April 24, 2009, the date of the Company’s 2009 Annual Meeting of Shareholders.

The text of the amendment to the Bylaws, effective April 24, 2009, is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION

              (Registrant)

Date: March 27, 2009	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company